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                                                         EXHIBIT 10C
                                             THROUGH AMENDMENT NO. 3

              AMERICAN PETROFINA, INCORPORATED

      EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN (1979)


     Section 1. Purpose. It has been the policy of American Petrofina, Incorporated ("Company") since 1957 to promote the interests of the Company and its shareholders by providing a method whereby officers and other key employees of the Company and its subsidiaries may be encouraged to invest in the Company's Class A Common Stock and thereby increase their proprietary interest in its business, encourage them to remain in the employ of the Company and increase their personal interest in its continued success and progress. The purpose of this Plan is to continue such policy.

    Section 2. Administration. (a) A Committee of the Board of Directors of the Company ("Committee"), which shall be selected by the Board and none of whose members shall be eligible to receive options, shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the administration of the Plan.
All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of the





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members shall be fully as effective as if it had been made
by a majority vote at a meeting duly called and held.

    (b) Each option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the employee.

    (c) Subject to any applicable provisions of the Company's By-laws, all decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, shareholders, employees and optionees.

    Section 3. Shares Subject to the Plan. (a) The shares of Class A Common Stock to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market.

    (b) Subject to adjustments made pursuant to the provisions of paragraph (c) of this Section 3, the aggregate number of shares to be delivered upon exercise of all options which may be granted under this Plan shall not exceed
250,000 shares. If an option granted under this Plan shall expire or terminate for any reason during the term of the





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Plan, the shares subject to but not delivered under such
option shall be available for other options under the Plan.

    (c) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company's Class A Common
Stock, such adjustment shall be made in the aggregate number of shares subject to the Plan and the number and option price of shares subject to options granted under the Plan as may be determined to be appropriate by the Board of Directors upon recommendation by the Committee.

    Section 4.      Eligibility and Participation.  The
employees eligible to receive options shall consist of salaried officers and other key employees of the Company and its subsidiaries (whether or not directors of the Company).
Subject to the limitations of the Plan, the Committee shall select the employees to be granted options, determine the number and option price of the shares subject to each option, and determine the times when each option shall be granted and within which it may be exercised. More than one option may be granted to the same employee.

    Section 5.      Option Period.  The maximum period
during which each option may be exercised shall be fixed by the Committee at the time such option is granted, but such period in no event shall exceed ten years from the date the option is granted.





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    Section 6.      Option Price and Payment.  The price at
which shares may be purchased upon exercise of a particular option shall be not less than 100 percent of the fair market value of such shares on the day such option is granted, as determined by the Committee. For this purpose such fair market value shall be the average of the highest and lowest prices at which the Company's Class A Common Stock is traded on the American Stock Exchange or, if not so traded, the average of the closing bid and asked prices thereof on such Exchange as reported for the day the option is granted.

    Section 7.      Exercise of Options.   (a) Each option
granted under this Plan may be exercised only after two years of continued employment by the Company or its subsidiaries immediately following the date the option is granted and, except in case of death, retirement and termination of employment as hereinafter provided, only during the continuance of the optionee's employment with the Company or one of its subsidiaries. The times when optioned shares may be purchased and the number of shares which may be purchased at such times shall be fixed by the Committee and set forth in the option agreement. Subject to the foregoing limitations and the terms and conditions of the option agreement, each option shall be exercisable at any time or from time to time, but no option may at any time be





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exercised in part with respect to fewer than twenty shares.

    (b) The Company shall have no obligation to deliver shares pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such laws and regulations as may be deemed by the Company to be applicable thereto and until payment in full of the option price therefor is received by the Company in cash or cash equivalent (or certificates representing shares of common stock of the company having a market value equal to the Option Price). No optionee, or the legal representative, legatee, or distributee of any optionee, shall be or be deemed to be a holder of any shares subject to such option unless and until the certificate or certificates therefor have been issued.

    Section 8. Federal Withholding Tax. The Company shall collect a Federal Withholding Tax from the optionee when any option, other than an incentive stock option granted in accordance with Section 13 of the Plan, is exercised, in an amount equal to twenty percent (20%) of the difference between the option price and the fair market value of shares on the date of exercise of such option.

    Section 9.      Transferability of Options and Shares.
A Non-Qualified Stock Option granted under the Plan may not be transferred except by will or by the laws of descent and distribution and, during the lifetime of the employee to





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whom granted, may be exercised only by such employee.  The
shares issued to an optionee pursuant to the exercise of an Incentive Stock Option granted under the Plan may not be assigned, transferred or alienated for a period of two (2) years from the date of the issuance of such shares to such optionee except by will or by the laws of descent and distribution, and the Committee shall affix to the stock certificate or certificates representing such shares an appropriate legend evidencing such restriction.

    Section 10. Death, Retirement, and Termination of Employment. Any option, the period of which has not theretofore expired, shall terminate at the time of the death of the employee to whom granted or of the termination for any reason of such employee's employment with the Company and its subsidiaries, and no shares may thereafter be delivered pursuant to such option, except that, subject to the condition that no option may be exercised in whole or in part after the expiration of the option period specified in the option agreement:

    (a) After termination of employment due to disability or retirement under a retirement plan of the Company, unless the Committee elects to cancel such option because of actions of the employee deemed inimical to the best interests of the Company, an optionee may, within one year after the date of such termination, purchase from time to time some or at any time all of the shares with respect to which such





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optionee was entitled to exercise such option immediately
prior to such termination, and

    (b) After the death of any optionee while in active service or of any such disabled or retired optionee within the one-year period referred to in (a) above, the person or persons to whom such optionee's rights under the option are transferred by will or the laws of descent and distribution may, within one year after the date of such optionee's death, purchase from time to time some or at any time all of the shares with respect to which such optionee was entitled to exercise such option immediately prior to the death of the optionee.

    Section 11.     Amendments and Discontinuance.  The
Board of Directors may amend, suspend, or discontinue the Plan, but may not, without the prior approval of the shareholders or pursuant to Section 3(c) above, make any amendment which operates (a) to abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) to make any material change in the class of eligible employees as defined in the Plan, (c) to increase the total number of shares for which options may be granted under the Plan, (d) to extend the terms of the Plan or the maximum option period, (e) to decrease the minimum option price, or (f) to permit adjustment





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or reductions of the price at which shares may be purchased under any option granted under the Plan.

    Section 12.     Effective Date.   The Plan shall become
effective as of August 7, 1979, but all options granted prior to the Company's 1980 Annual Meeting of Shareholders shall be granted subject to approval of the Plan at that meeting.

    Section 13. Incentive Stock Options. Any option granted under the Plan may be designated by the Committee as an incentive stock option intended to qualify under Section 422A of the Internal Revenue Code. Any provision of the Plan to the contrary notwithstanding, (i) no incentive stock option shall be granted to any employee who, at the time such incentive stock option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any affiliate unless the purchase price under such incentive stock option is at least 110 percent of the fair market value of the Company's Class A Common Stock at the date of grant and such incentive stock option is not exercisable after the expiration of five years from the date of its grant, (ii) no incentive stock option granted to any employee shall be exercisable while there is outstanding (within the meaning of Section 422A of the Internal Revenue Code) any incentive stock option which was previously granted under the Plan or





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any other such plan to such employee to purchase shares of
Class A Common Stock (or any other stock of the Company) or the stock of an affiliate (or any predecessor corporation of the Company or an affiliate) and (iii) the sum of the fair market value (determined as of the time an incentive stock option is granted) of the Class A Common Stock for which an employee may be granted incentive stock options under the Plan and the fair market value (determined as of the time such incentive stock options are granted) of the stock for which such employee may be granted incentive stock options under all other such plans of the Company or an affiliate shall not, in any calendar year, exceed $100,000 plus any "unused limit carryover" as provided in Section 422A of the Internal Revenue Code. Unless otherwise determined by the Committee in the case of stock of the Company or an affiliate which is not listed or admitted to trading on the American Stock Exchange, the term "fair market value" shall have the meaning set forth in Section 6 hereof. As used herein, the term "affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 425(e) and (f) of the Internal Revenue Code.